Exhibit 10.8


                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of the 31st day of August, 2001 (the "Effective Date"), by and between AMERITREND CORPORATION, a Florida corporation ("Ameritrend"), and DANKA HOLDING COMPANY, a Delaware corporation ("Danka Holding"). Ameritrend and Danka Holding are referred to herein as the "Parties."

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, Danka Holding has agreed to sell all of Ameritrend's capital stock held by Danka Holding to Method Products Corp., a Florida corporation ("Method Products"), pursuant to that certain Stock Purchase Agreement by and among Ameritrend, Danka Holding and Method Products (the "Stock Purchase Agreement"); and

         WHEREAS, the parties to the Stock Purchase Agreement have agreed that in connection with the sale of Ameritrend's capital stock to Method Products, Ameritrend shall assign, transfer and set over to Danka Holding, and Danka Holding shall accept, assume and satisfy certain rights, duties, liabilities and obligations of Ameritrend relating to certain customer and vendor disputes as described in further detail in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the receipt and sufficiency of which are hereby acknowledged, Ameritrend and Danka Holding hereby make this Agreement and set forth the terms and conditions of the Agreement as follows:

         1. Assignment. Effective as of the Effective Date, Ameritrend hereby assigns, conveys, transfers and sets over to Danka Holding and its successors and assigns, all right, title and interest of Ameritrend in and to Ameritrend's rights, claims and counterclaims under the contracts, agreements and arrangements relating to customer and vendor disputes which are identified on Schedule "1" attached hereto and made a part hereof to hold the same forever.

         2. Assumption. Danka Holding hereby agrees to assume and become responsible for and to satisfy or perform in full on or before the date when due all rights, claims, counterclaims, duties and obligations of Ameritrend with respect to the contracts, agreements and arrangements identified on Schedule "1".

         3. Danka Holding's Indemnification Obligations. Danka Holding agrees to defend, indemnify and hold Ameritrend, Method Products, any subsidiary or affiliate of Method Products, and their respective successors, officers, directors, agents and/or controlling persons (the "Indemnified Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties and interest) payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of (a) the matters set forth on Schedule "1", or (b) the breach by Danka Holding of any representation, warranty


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and/or covenant of Danka Holding set forth in this Agreement. Notwithstanding the foregoing, Danka Holding's indemnification obligations shall be reduced if and to the extent that Ameritrend fails to abide by its obligations relating to the matters set forth in Schedule "1." The Parties hereto acknowledge that Method Products is an intended third party beneficiary of the indemnification obligations and other covenants of Danka Holding set forth in this Agreement.

         4. Choice of Law and Attorneys' Fees. This Assignment and Assumption shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of law. The prevailing Party in any such proceeding shall be entitled to an award of its attorneys' fees, paralegal fees, costs and expenses incurred at the trial and any and all appellate levels and in any proceedings in Bankruptcy Court.

         5. Amendment. This Agreement may not be changed except in a writing signed by the Party(ies) against whose interest such change shall operate.

         6. Counterparts; Faxed Signatures. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute but one and the same instrument. Transmission by facsimile of an executed counterpart signature page hereof by a Party hereto shall constitute due execution and delivery of this Agreement by such Party.

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Agreement as of the date first above written.

                                  "AMERITREND"

                                  AMERITREND CORPORATION


                                  By: /s/ Mark White
                                     ---------------------------------------
                                     Mark White, its Authorized Representative

                                  "DANKA HOLDING"

                                  DANKA HOLDING COMPANY


                                  By: /s/ Mark White
                                     ----------------------------------------
                                     Mark White, its Authorized Representative






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